 United Realty Trust Incorporated 10-Q

Exhibit 10.5

ASSIGNMENT AND ASSUMPTION OF AGREEMENT OF SALE

UNITED REALTY PARTNERS, LLC., a Delaware limited liability company having its principal place of business at 60 Broad Street, 34th Floor, New York, NY 10004 (hereinafter "Assignor"), for good and valuable consideration paid by 7 CARNEGIE PLAZA FEE LLC, a Delaware limited liability company having its principal place of business at 60 Broad Street, 34th Floor, New York, NY 10004 (hereinafter "Assignee"), the receipt and sufficiency of which is hereby acknowledged by Assignor and Assignee, does hereby assign, transfer, and convey to Assignee, all right, title and interest of Assignor in and to that certain Agreement of Sale by and between Assignor and FRS Carnegie Plaza, L.L.C, a New Jersey limited liability company (hereinafter “FRS”), dated as of July 23, 2013, as amended by that certain First Amendment to the Agreement of Sale by and between Assignor and FRS, dated as of August 23, 2014 (collectively, the "Agreement of Sale"), for the acquisition of that certain property located at 7 Carnegie Plaza, Cherry Hill, New Jersey.

TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, from and after the date hereof and Assignee, from and after the date hereof, assumes and agrees to perform in full and in a timely manner each obligation of Assignor under the Agreement of Sale.

Dated this ______ day of ___________, 2014.

ASSIGNOR:

UNITED REALTY PARTNERS, LLC

By:	/s/ Jacob Frydman
Jacob Frydman
Authorized Signatory

ASSIGNEE:

7 CARNEGIE PLAZA FEE, LLC

By:	/s/ Jacob Frydman
Jacob Frydman
Authorized Signatory